As filed with the Securities and Exchange Commission on October 28, 1996
                                               Registration No. 333-
--------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                      ---------------------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                     -----------------------------------

Incorporated          AMERICAN FINANCIAL GROUP, INC.        I.R.S. Employer
Under the Laws           ONE EAST FOURTH STREET             Identification No.
of Ohio                  CINCINNATI, OHIO 45202             31-1422526

                       AMERICAN FINANCIAL GROUP, INC.
                         RETIREMENT AND SAVINGS PLAN
                 ------------------------------------------

                           James C. Kennedy, Esq.
                     Deputy General Counsel & Secretary
                       American Financial Group, Inc.
                           One East Fourth Street
                           Cincinnati, Ohio  45202
                               (513) 579-2538
                       (Agent for Service of Process)

                          CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------

                                             Proposed          Proposed
                                             Maximum           Maximum
Title of                Amount               Offering          Aggregate          Amount of
Securities              To Be                Price             Offering           Registration
To Be Registered        Registered (1)       Per Share (2)     Price (2)          Fee(3)
-----------------------------------------------------------------------------------------------

Common Stock,           500,000              $34.5625          $17,281,250           $5,960.00
par value $1.00         Shares
per share

(1) This Registration Statement is filed for up to 500,000 shares issuable pursuant to the American Financial Group Retirement and Savings Plan.

(2)    Estimated solely for purposes of calculating the registration fee.

(3) The registration fee has been calculated pursuant to Rule 457(h) based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on October 22, 1996 of
       $34.5625 per share.

                             Page 1 of 48 Pages
                           Exhibit Index on Page 3


                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference

       The following documents filed by American Financial Group, Inc. (the "Company" or "Registrant") with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:


       1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995;

       2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996;

       3. The Company's Current Reports on Form 8-K dated February 12, 1996, September 20, 1996 and October 21, 1996; and

       4. The description of the Company's Common Stock contained in the Registration Statement on Form 8-B filed on April 17, 1995 under the Securities Exchange Act of 1934.

       All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all Common Stock offered has been sold or which deregisters all Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.  Description of Securities

       Not applicable.

Item 5.  Interests of Named Experts and Counsel

       The legality of the Common Stock offered hereby will be passed upon for the Company by Karl J. Grafe, Esq., Assistant General Counsel and Assistant Secretary of the Company. Mr. Grafe beneficially owns 485 shares of the Company's Common Stock.

Item 6.  Indemnification of Directors and Officers

       Ohio  Revised Code Section 1701.13(E), allows indemnification  by  the
Registrant to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the Registrant, by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant, against expenses, including judgment and fines, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to criminal actions, in which such person had no reasonable cause to believe that such conduct was unlawful. Similar provisions apply to actions brought by or in the right of the Registrant, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to the Registrant unless deemed otherwise by the court. Indemnifications are to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the shareholders or by the court. The Registrant's Code of Regulations extends such indemnification.

       The Registrant maintains, at its expense, Directors and Officers Liability and Company Reimbursement Liability Insurance. The Directors and Officers Liability portion of such policy covers all directors and officers of the Registrant and of the companies which are, directly or indirectly, more than 50% owned by the Registrant. The policy provides for payment on behalf of the directors and officers, up to the policy limits and after expenditure of a specified deductible, all Loss (as defined) from claims made against them during the policy period for defined wrongful acts, which include errors, misstatements or misleading statements, acts or omissions and neglect or breach of duty by directors and officers in the discharge of their individual or collective duties as such. The insurance includes the cost of investigations and defenses, appeals and bonds and statements and judgments, but not fines or penalties imposed by law. The insurance does not cover any claim arising out of acts alleged to have been committed prior to October 24, 1978. The insurer limit of liability under the policy is $50,000,000 in the aggregate for all losses each year subject to certain individual and aggregate deductibles. The policy contains various exclusions and reporting requirements.

       The Registrant also has entered into indemnification agreements with its executive officers and directors providing for indemnification against certain liabilities to the fullest extent provided by Ohio law.

Item 7.  Exemption from Registration Claimed

       Not applicable.

Item 8.  Exhibits

        4     American Financial Group Retirement and Savings Plan

        5     Opinion of Karl J. Grafe, Esq.

       23.1   Consent of Karl J. Grafe, Esq. (contained on Exhibit 5).

       23.2   Consent of Independent Auditor

       23.3   Consent of Independent Auditor

       24     Powers of Attorney (contained on the signature page).

Item 9. Undertakings

       9.1 The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental
change   in  the  information  set  forth  in  this  Registration  Statement.
Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if) the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) shall not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.


       9.2 The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration
Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       9.3 The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       9.4 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       9.5 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio, on October 28, 1996.

                                     AMERICAN FINANCIAL GROUP, INC.


                                     By: Carl H. Lindner
                                         -----------------------------------
                                         Carl H. Lindner
                                         Chairman of the Board and
                                         Chief Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities as of the dates indicated. Persons whose names are marked with an asterisk (*) below hereby designate James C. Kennedy or Karl J. Grafe as their attorneys-in-fact to sign all amendments, including any post-effective amendments, to this Registration Statement.

        Signature           Capacity                          Date


 *Carl H. Lindner           Chairman of the Board and Chief   October 28, 1996
 ---------------------      Executive Officer (Principal
 Carl H. Lindner            Executive Officer)

 *Carl H. Lindner III       Director                          October 28, 1996
 ---------------------

 *S. Craig Lindner          Director                          October 28, 1996
 ---------------------
 S. Craig Lindner

 *Keith E. Lindner          Director                          October 28, 1996
 ---------------------
 Keith E. Lindner

*James E. Evans             Director                          October 28, 1996
 ---------------------
 James E. Evans

 *Thomas M. Hunt            Director                          October 28, 1996
 ---------------------
 Thomas M. Hunt

 *William R. Martin         Director                          October 28, 1996
 ---------------------
 William R. Martin

 Fred J. Runk              Senior Vice President and          October 28, 1996
 ---------------------     Treasurer (Principal Accounting
 Fred J. Runk              Officer and Principal Financial
                           Officer)

                                                                   EXHIBIT 4
                            AMERICAN FINANCIAL GROUP

                          RETIREMENT AND SAVINGS PLAN


       This document describes the American Financial Group Retirement and Savings Plan (the "AFG RASP" or the "RASP"). The AFG RASP offers a tax advantaged means by which eligible employees of American Financial Group, Inc. (the "Company" or "AFG") and its participating subsidiaries may accumulate capital on a regular and long-term basis for their retirement income needs.

       This Prospectus relates to 500,000 shares of the Company's Common Stock, $1.00 par value (the "AFG Common Stock"), which may be purchased by the Trustee under the RASP. AFG Common Stock may be purchased for the RASP's AFG Common Stock Fund. AFG Common Stock is registered on the New York Stock Exchange.

       Additional information regarding the AFG RASP and its administrators may be obtained by contacting the Company or the Plan Administrator at the Company's principal executive offices, One East Fourth Street, Cincinnati, Ohio 45202, attention: Human Resources. The Company's telephone number is
(513) 579-2121.


                    THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
                         SECURITIES THAT HAVE BEEN REGISTERED UNDER THE
                                    SECURITIES ACT OF 1933.


       This document is also the Summary Plan Description of the Plan under the Employee Retirement Income Security Act of 1974, as amended.


                                     Dated January 1, 1997

I.     GENERAL INFORMATION

       The AFG RASP was established by the Company, effective January 1, 1997, to offer you and other employees a way to develop personal savings for retirement and to provide an opportunity to make various investments for retirement, including investment in AFG Common Stock. The AFG RASP is a consolidation of the following plans:

       -      American      Financial     Corporation     Employee      Stock
               Ownership/Retirement Plan ("AFC ESORP");

       - American Financial Corporation 401(k) Retirement Savings Plan ("AFC 401(k) Plan");

       -      American  Premier  Employee  Stock  Ownership  Retirement  Plan
               ("APU ESORP");

       -      American Premier Retirement and Savings Plan ("Staff RASP");

       -      American  Premier  Group Retirement and  Savings  Plan  ("Group
               RASP");

       - Profit Sharing Retirement Plan and Trust of Leader National Corporation ("Leader Plan"); and

       - Transport Companies Employees' Profit Sharing and Retirement Plan ("Transport Plan").

       These plans are sometimes collectively referred to in this document as the "Consolidated Plans".

       The AFG RASP is designed to qualify as a contributory profit sharing plan under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986 (the "Code"). This permits you to defer receipt of, and income taxes on, a portion of cash compensation by having it contributed to the RASP. See the Section on Tax Effects of Participation in the Plan. The AFG RASP is a "defined contribution" type of plan under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). See the Section on Rights under ERISA.

       This document does not describe completely all of the provisions of the RASP. In the case of any conflict or apparent conflict between the following description of the RASP and the full text of the AFG RASP, the Plan Document will control. Copies of the Plan Document are available from the Plan Administrator, and will be provided to you upon written request.

II.    ADMINISTRATION

       A.     Employers

       Employees of the Company and certain of its subsidiaries may participate in the AFG RASP. The Company and each of these subsidiaries are sometimes referred to as an "Employer." A complete list of Employers participating in the AFG RASP may be obtained by written request to the Company, and is also available for inspection at the Company, at the address given on the cover of this document.

       The Company's IRS Employer Identification Number is 31-1422526 and the Plan Identification Number is 001.

       B.     Plan Administrator

       The Plan Administrator is:

                              Administrative Plan Committee
                              American Financial Group, Inc.
                              One East Fourth Street
                              Cincinnati, Ohio  45202
                              (513) 579-2121

       The AFG RASP is administered by a committee (the "Administrative Plan Committee" or the "Plan Administrator"). The members of the committee are selected from time to time by the Company's Board of Directors. The Administrative Plan Committee may adopt rules and regulations necessary to carry out and administer the AFG RASP and has full power and authority to construe and interpret the Plan Document. Under the AFG RASP, decisions and determinations of the Administrative Plan Committee are final and binding on all parties to the extent permitted by law.

       The Administrative Plan Committee, in its capacity as a fiduciary of the AFG RASP, has general authority and discretion to manage and control the assets of the AFG RASP and to direct the Trustee as to their investment and reinvestment to the extent that such decisions are not participant directed. The Administrative Plan Committee is also responsible to select and review the performance of (and change, if necessary,) the investment funds available under the RASP. See the Section on Investment of Contributions.

       C.     Plan Trustee

       The current trustee of the AFG RASP is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001 (the "Trustee"). The Board of Directors of the Company may remove the Trustee and appoint a successor trustee at any time. The Trustee manages the assets of the AFG RASP and, in general, deals with these assets as directed by the Administrative Plan Committee for the retirement account and matching account and as directed by each participant for all other accounts.

       D.     Plan Records

       The AFG RASP operates on, and all of its records are kept on, a calendar year basis beginning January 1 and ending December 31 of each year (a "Plan Year").

       E.     Service of Process

       The agent for service of process for the AFG RASP is:

                              Corporate Secretary
                              American Financial Group, Inc.
                              One East Fourth Street
                              Cincinnati, Ohio  45202

       Service of process may also be made on the Trustee or any member of the Administrative Plan Committee.

III.   ELIGIBILITY REQUIREMENTS

       A.     Participants in Consolidated Plans

       If you were a participant in any of the Consolidated Plans on December 31, 1996, you will continue as a participant in the AFG RASP as of January 1, 1997. You must still be employed by the Company or a participating subsidiary of the Company on January 1, 1997 to continue as a participant. If you are an employee who was eligible as a participant only in the 401(k) portion of the Group RASP, you will continue as a participant in the AFG RASP for purposes of 401(k) savings only and will become eligible for the retirement account contribution as described below.

       B.     Other Participants

       Participants on January 1, 1997. Subject to the exceptions below, if you (i) were not a participant in any of the Consolidated Plans, (ii) have completed one year of service (or for purposes of 401(k) savings and matching contributions, 90 days of service) as of January 1,1997, and (iii) are employed by the Company or a participating subsidiary of the Company on that date, you will be eligible to participate on January 1, 1997.

       Eligibility for 401(k) Savings and Matching Contributions. Subject to the exceptions below, you will become eligible to participate in the AFG RASP for 401(k) savings and matching contributions as soon as administratively feasible after completing 90 days of service with the Company or a participating subsidiary of the Company (and you are still employed on that date).

       Eligibility for Retirement Account Contributions. Subject to the exceptions below, you will become eligible to participate in the AFG RASP for retirement account contributions on the January 1 or July 1 after completing one year of service with the Company or a participating subsidiary of the Company (and you are still employed on that date).

       Notwithstanding the above, if you were hired on or before December 31, 1996 and you were a participant from the Republic Plan, you will become eligible to participate in the RASP for retirement account contributions on the first January 1, April 1, July 1 or October 1 after completing one year of service with the Company or a participating subsidiary.

       Eligibility for Rollover Contributions. Subject to the exceptions below, you will be eligible to make a rollover contribution before meeting the service requirements, if you would otherwise be eligible to participate in the RASP.

       Service. "Service" is determined in completed years and days, with each consecutive 12- month period beginning on your date of hire and anniversaries thereof constituting one year of service. In addition, each consecutive 90 day period beginning on your date of hire are considered 90 days of service for purposes of making 401(k) contributions. Periods of employment with an Employer or a subsidiary, including periods during which you were considered eligible under the Consolidated Plans prior to January 1, 1997, will be recognized as service for the AFG RASP.

       Excluded  Employees.  You are not eligible to participate in  the  AFG
RASP if:

       - you are included in a unit of employees covered by a collective bargaining agreement if retirement benefits were the subject of good faith bargaining between the employee representatives and the Employer;

       -      you are not a United States citizen or resident alien;

       -      you are a "leased employee" (as defined in the Plan Document);

       -      you are self-employed; or

       - you are covered by another qualified retirement plan sponsored by the Company or a subsidiary of the Company.

IV.    ENROLLMENT AND PARTICIPATION IN THE PLAN

       If you are an eligible employee, you will become a participant in the AFG RASP and may begin making 401(k) contributions by following the election procedures set forth in the Section below on 401(k) Contributions. Even if you do not make 401(k) contributions, you will automatically be eligible to receive an Employer contribution to the retirement account upon eligibility to participate in the AFG RASP (as described above by completing a year of service).

       You may continue participation in the AFG RASP until you terminate employment with all Employers. If you are a former employee (including a former participant from any of the Consolidated Plans), you will continue as a Member of the RASP for as long as you maintain an account. If you transfer to a non-participating Employer, you will not be eligible to receive any further Employer contributions, make salary deferrals or receive a distribution from the AFG RASP, as long as you are in active service.

V.     CONTRIBUTIONS AND ACCOUNTS

       A.     Employer Contributions

       General. All retirement account contributions made on or after January 1, 1997 are required to be invested primarily in the AFG Retirement Fund. The AFG Retirement Fund is invested in AFG securities unless the Trustee is otherwise directed by the

Administrative Plan Committee (See the Section below on the AFG Retirement
Fund). All matching contributions to the 401(k) savings account made on or after January 1, 1997, are required to be invested in the AFG Common Stock Fund.

       Employer Retirement Account Contributions. The Company may, in the discretion of its Board of Directors, have each Employer make a retirement account contribution for any Plan Year. The contribution, if any, may be made in cash, in AFG Common Stock or other AFG securities. The contribution may only be made on your behalf if you are actively employed by the Employer on the last day of that Plan Year. If you die, retire or become disabled during the Plan Year, you are deemed to have been employed on the last day of the Plan Year. The retirement account contribution is allocated to you in proportion to your covered compensation (as described below in the Section on Participant Contributions).

       Matching Contributions. The Company may, in the discretion of its Board of Directors, have each Employer make a matching contribution. The contribution, if any, may be made in cash or in AFG Common Stock for any Plan Year. This contribution may be made on your behalf if you made 401(k) contributions during the Plan Year, and you are actively employed by the Employer on the last day of that Plan Year. If you die, retire or become disabled during the Plan Year, you are deemed to have been employed on the last day of the Plan Year. Matching contributions will be allocated to your matching account based on the amount of 401(k) contributions made by you and your covered compensation.

       B.     Participant Contributions

       401(k)   Contributions.   You  may  direct  the   Employer   to   make
contributions from your covered compensation directly as a 401(k) contribution on a pre-tax basis. Payment of your 401(k) contribution is made by payroll deduction with the deducted amounts contributed by the Employer to the AFG RASP on your behalf. Amounts you defer may receive a matching contribution (see the Section above on Matching Contributions).

               - Election Procedure. At any time throughout the year after meeting the eligibility requirements, you may elect to make pre-tax contributions to your 401(k) savings account. This election may be changed or stopped at any time. The Plan Administrator may make rules and procedures regarding this election and any changes.

       - Contribution Limit. You may make 401(k) contributions of any percent of your covered compensation in whole percentages up to 13%. Federal law imposes annual limits on the amounts that may be deferred and these limits may be changed each year as required by law or as determined by the Company.

                        - Covered Compensation. The term "covered compensation" means the amount paid to you for services rendered as regular salary and/or hourly wages including overtime and bonuses, but expense account allowances, settlement payments, per diem payments, deferred compensation arrangements and long-term incentive bonus pay are not included. Any elective deferrals under the AFG RASP or another plan qualified under Sections 401(k), 125 or 402(h) or other similar types of plans of the Employer are included as covered compensation. Covered compensation does not include amounts paid before you are an eligible participant. The maximum amount of covered compensation on which contributions may be based is limited by law and is subject to adjustment by the Secretary of the Treasury for increases in the cost of living.

       - Change in Rate of Contributions. You may change the rate of your 401(k) savings by calling AFG In-Touch at 1-800-458-2387. Any such change will be effective as soon as administratively feasible and will only apply to covered compensation not yet earned as of the date of the change.

       - Termination of Contributions. You may discontinue making 401(k) contributions to the AFG RASP by calling AFG In-Touch at 1-800-458-2387. If you stop making 401(k) contributions, you may begin making contributions again only after calling AFG In-Touch. If you stop making contributions, your existing accounts will remain invested as directed by you and will be held for you under the RASP.

       - After-Tax Contributions. After-tax contributions to the RASP are not permitted. However, if you are a participant from the Staff RASP or the Group RASP, you may have had amounts transferred from such plan to your after-tax account in the AFG RASP.

       - Rollover Contributions. If you are a participant, or an employee who has not yet satisfied the Plan's eligibility requirements, but will otherwise be covered by the AFG RASP, you may make a rollover contribution in cash or AFG Common Stock to the RASP with the consent of the Plan Administrator and Trustee (which will be granted in a nondiscriminatory manner).

       C.     Participant Accounts

       You may have the following accounts:

       Retirement Account to which retirement account contributions are allocated. Included in this account are the amounts transferred for participants from the AFC ESORP, the APU ESORP and the Transport Plan. You cannot direct the investment of funds in this account.

       401(k) Savings Account to which your 401(k) contributions are allocated. You direct the investment of funds in this account.

       Matching Account to which Employer matching contributions are allocated. You cannot direct the investment of the funds in this account since they are all invested in the AFG Common Stock Fund. However, if you are a participant from the Staff RASP, the Group RASP or the Leader Plan, you may direct a portion of the matching contributions made for you before January 1, 1997.

       Rollover Account to which rollover contributions are allocated. Rollover contributions may be made by you if you are a participant or an employee who has not yet satisfied the eligibility requirements, but who would otherwise be eligible to be covered by the AFG RASP. You direct the investment of funds in this account.

       Prior Profit Sharing Account to which prior profit sharing accounts are transferred for you if you were a participant in the Staff RASP, the Group RASP, or the Leader Plan. No future contributions will be made to this account. You direct the investment of funds in this account in the same way as in your prior plan as of December 31, 1996.

       After-Tax Account to which after-tax contributions are transferred for you if you were a participant in the Staff RASP or the Group RASP and had made after-tax contributions. No future after-tax contributions are permitted to be made to this account. You direct the investment of funds in this account.

       Retirement Rollover Account to which the retirement rollover accounts are transferred for you if you were a participant in the Staff RASP or the Group RASP. No future contributions will be made to this account. You direct the investment of funds in this account.

       Your accounts also have allocated to them the proportionate share of earnings (or losses) and appreciation (or depreciation) of the investment funds in which such contributions are invested. See the Section on Investment of Contributions.

       You will receive a written statement of the value and status of your accounts under the AFG RASP once each calendar quarter during each Plan Year.

       D.     Limitations on Contributions to the Plan

       Federal tax laws limit 401(k) savings and Employer contributions as follows:

       401(k)  Contributions.  Your 401(k) savings cannot exceed  limits  set
by  federal  law  in any calendar year.  (See the Section  above  on   401(k)
Contributions.)

       Federal tax laws also establish formulas for determining the maximum percentage of compensation which may be contributed to the AFG RASP by all participants who are "highly compensated employees". Amounts contributed in excess of the limitation are refunded. In addition, the Company may limit the amount a highly compensated employee may contribute during the year in order to meet these limits.

       Overall Limitations on Contributions to the Plan. Your annual 401(k) savings, Employer contributions (including matching contributions and retirement contributions) and forfeitures are limited by federal law. Any excess 401(k) savings are returned to you; any excess Employer contributions or forfeitures are used to reduce contributions for the next Plan Year.

VI.    INVESTMENT OF CONTRIBUTIONS

       A.     Responsibility for Selection of Investment Options

       You are responsible for allocating among the various investment funds the amounts in those accounts which you are entitled to direct. Neither the Trustee, the Plan Administrator nor any officer or employee of the Company or other Employer may advise you as to the manner in which your accounts should be invested. The fact that an investment fund is available under the AFG RASP should not be construed as a recommendation for investment in that investment fund.

       You should keep in mind that the investment alternatives of the AFG RASP are subject to normal market risks. The proceeds realized from the investments depend on the prevailing market price at a particular time, which may be more or less than the amount invested.

       B.     Investment of Participant Contributions

       Participant contributions to the AFG RASP may be invested by the participant in any one or more of the following investment funds selected from time to time by the Plan Administrator:

       U.S. Treasury Fund of America

       Objective:                Seeks  to  protect your savings and  provide
                                 regular income and liquidity (the ability to convert assets to cash).

       About the Fund:           The  fund invests solely in short-term  U.S.
                                 Treasury securities maturing in one year  or
                                 less.   These are direct obligations of  the
                                 U.S. government and therefore backed by  the
                                 government's "full faith and credit"  pledge
                                 to  repay  investors.  To  you,  that  means
                                 repayment  of  principal  and  interest   is
                                 guaranteed by the U.S. government.

       Risk vs. Return:          This    fund    is    best   described    as
                                 conservative.    Although  there  is  little
                                 risk of the participant losing savings by investing in this fund, there is little growth opportunity and higher risk that the investment will not sufficiently outpace inflation.

       Bond Fund of America

       Objective:               Seeks  to  maximize current income (from  the
                                interest  payments made on its  bonds)  while
                                maintaining  liquidity  and  preserving   the
                                participant's savings.

       About the Fund:          The  fund  invests in a combination of  high-
                                grade  corporate bonds, U.S.  Treasury  bonds
                                and  asset-backed securities.  At times, non-
                                U.S.  bonds  and other lower-rated securities
                                may  also  be  part of the portfolio.   Since
                                the  fund  invests in more than one  type  of
                                security, it has the opportunity to seek  out
                                the   best  values  (generating  the  highest
                                returns) in the bond market without risking principal.

       Risk vs. Return:         While   still   a   conservative   investment
                                choice,  the Bond Fund of America is actively
                                managed  to offer higher returns than  short-
                                term  bonds.   Because it includes  different
                                types of bonds, this fund is subject to some price swings. The risk may be offset by the greater growth potential and the moderately high income it provides.

       American Balanced Fund

       Objective:               Seeks  to  protect your savings  and  provide
                                both   high  current  returns  and  long-term
                                growth opportunity.

       About the Fund:          The  fund  invests over 50% of its assets  in
                                U.S.  company  stocks in key sectors  of  the
                                economy,  health, energy, banking,  utilities
                                and  telecommunications.   The  remainder  of
                                the   assets   are  invested  in   high-grade
                                corporate and government bonds, convertible securities and cash equivalents.

       Risk vs. Return:         With  its mix of asset classes, this fund  is
                                well diversified. It's investment strategy offers moderately higher returns and a long-term growth opportunity than the first two funds.

       Seven Seas 500 Index

       Objective:               To  provide investors with income and growth,
                                the  fund invests exclusively in stocks.   It
                                seeks  to  replicate the performance  of  the
                                Standard  and  Poor's  500  Composite   Stock
                                Price Index, the most popular benchmark of stock market performance.

       About the Fund:          The  fund  attempts to mirror the performance
                                of  the  stock market as a whole by investing
                                in  the 500 stocks held in the index.   These
                                represent  each  major  sector  of  the  U.S.
                                economy   ,   from   consumer   services   to
                                technology to financial services.

       Risk vs. Return:         In  the  short term, this fund's  value  will
                                fluctuate   more  than  the  Balanced   Fund.
                                However, since only a small portion of the fund's total assets is invested in a single stock, extreme price swings in any one stock are minimized by the overall performance of all stocks in the fund.

       Fidelity Advisor Growth Fund

       Objective:              Seeks  to  provide  investors  with  long-term
                               capital appreciation.

       About the Fund:         The  fund  invests in common stock,  preferred
                               stock  and  securities convertible  to  common
                               stock  of  U.S.  and  international  companies
                               with   above-average  growth  in   sales   and
                               earnings.    In   addition  to  investing   in
                               company stocks, the fund also invests in opportunities such as debt securities.

       Risk vs. Return:        The  fund offers the opportunity for long-term
                               gains.   Since  it  bears the  risk  that  the
                               companies  in  which  it  invests   will   not
                               perform as well as expected, there is no guarantee of a positive return or that you will not lose any principal.

       MFS Emerging Growth Fund

       Objective:               Like  the Fidelity Advisor Growth Fund,  this
                                fund   seeks  to  provide  long-term  capital
                                appreciation.

       About the Fund:          The  fund invests mostly in common stocks  of
                                start-up,  small- and medium- sized companies
                                in   a   variety  of  industries.   The  fund
                                chooses companies with projected growth of at least 20% a year. In addition, the fund may invest up to 25% of its assets in foreign securities.

       Risk vs. Return:         This    fund's    investment   strategy    is
                                aggressive,  it  takes chances  on  companies
                                with  relatively short track records.   These
                                shares  may  experience more dramatic  swings
                                in  short-term value.  In the long-term, such
                                aggressive  funds  tend  to  outperform  more
                                conservative  investments, but  this  is  not
                                guaranteed.   For investors willing  to  take
                                on   more   risk,  this  fund   offers   high
                                potential for long-term growth.

       Templeton Foreign Fund

       Objective:               This  fund seeks to provide long-term capital
                                growth and does not emphasize short-term growth or income.

       About the Fund:          Templeton  invests exclusively in stocks  and
                                bonds  of  governments and companies  outside
                                the  U.S.   The general strategy  focuses  on
                                investing  in  companies and  governments  of
                                emerging    countries,    where    investment
                                managers expect the most growth.
                                   - 21 -

       Risk vs. Return:         This  fund  is best considered an  aggressive
                                and  risky  mutual  fund.   Since  this  fund
                                invests  in securities denominated in foreign
                                currencies,  the  short-term  value  of  this
                                fund  may  have more dramatic swings  than  a
                                fund  denominated in U.S. dollars.  The value
                                of  some  foreign currencies in dollar  terms
                                may  fluctuate  more over  short  periods  of
                                time.   Investments in securities  traded  in
                                these markets are made in local currencies, the performance of which is linked to the economic and political stability of that country.

       AFG Common Stock Fund

       Objective:               To   allow  participants  to  share  in   the
                                success  and  growth of AFG by owning  shares
                                in  AFG.   It  offers potential  for  capital
                                appreciation     (through    market     price
                                increases), and investment income (through dividends).

       About the Fund:          The  fund invests solely in AFG Common Stock,
                                except    for   temporary   investments    of
                                available   cash  held  pending   investment.
                                Cash  dividends  paid in  respect  of  shares
                                held  by  the Fund, and earnings on temporary
                                cash  investments of the Fund, less expenses,
                                are  invested in additional shares of  Common
                                Stock  and  are  credited proportionately  to
                                your  account in the Fund.  Similarly, Common
                                Stock received by the Trustee by reason of  a
                                stock   dividend,  stock  split  or   similar
                                transaction  is  credited proportionately  to
                                each    account    in    the    Fund.     The
                                Administrative  Plan  Committee  will  direct
                                the  Trustee on the voting of all  shares  of
                                Common   Stock  allocated  to  your  account.
                                Interests in

                                AFG Common Stock Fund are valued
                                upon the closing price of the Capital Stock on the New York Stock Exchange on the most recent trading date coinciding with or preceding the valuation date.

       Risk vs. Return:         Because  it  invests  in only  one  company's
                                stock, this fund has the highest risk of  the
                                investment  options in the AFG RASP.   It  is
                                not a mutual fund and offers no built-in diversification or liquidity.

       In addition, some participants may have part of their account invested in the Confederation Life Fund. This fund has been frozen since 1994. No future contributions or loan repayments may be directed to this fund, nor can existing account balances be invested in this fund. Participants cannot transfer, withdraw (either while in-service or as a final distribution) or borrow from this fund. This fund cannot be used as collateral for a loan.

       C.     Investment of Employer Contributions

       All contributions to the retirement account may be made either in cash, in AFG Common Stock, or other AFG securities and will be allocated to the AFG Retirement Fund unless otherwise directed by the Administrative Plan Committee. The AFG Retirement Fund invests in securities of AFG and other subsidiaries, except for temporary investments of available cash held pending investment. All contributions to the matching account may be made either in cash or in AFG Common Stock and will be allocated to the AFG Common Stock Fund described above in the Section on Investment of Participant Contributions.

       Cash dividends paid in respect of shares held by the AFG Retirement Fund and earnings on temporary cash investments of the Fund less expenses, are invested in additional shares of AFG securities and are credited proportionately to your account in the Fund. Similarly, stock received by the Trustee by reason of a stock dividend, stock split or similar transaction is credited proportionately to each account in the Fund. The Administrative Plan Committee will direct the Trustee on the voting of all shares of stock allocated to your account. Interests in the AFG Retirement Fund are valued upon the closing price of the Stock on the applicable Stock Exchange on the most recent trading date coinciding with or preceding the valuation date.

       D.     Diversification

       If you have attained the age of 55 and are fully vested, you have the right to diversify a portion of the assets in your retirement account invested in the AFG Retirement Fund and your matching account invested in the AFG Common Stock Fund in the year after you turn age 55. During the first four years of the diversification period, you may elect to direct the investment of up to a total of 25% of the AFG Retirement Fund held in your retirement account and the AFG Common Stock Fund held in your matching account. In the fifth year, you may elect to direct the investment of up to an overall total of 50% of that amount. If you elect to diversify, the applicable percentage of the AFG Retirement Fund and the AFG Common Stock Fund (on a pro rata basis) is transferred as you direct. The earnings on any amount you elect to diversify will automatically be reinvested as you directed. In addition, the total dollar amount you may diversify may increase each year because of earnings attributed to the AFG Retirement Fund and the AFG Common Stock Fund.

       For example, assume you had a total account balance of $50,000. This includes $25,000 in the AFG Retirement Fund, $10,000 in the AFG Common Stock Fund attributable to matching contributions and $15,000 invested in other funds. In the year after you reach age 55, you may diversify up to 25% of your AFG Retirement Fund ($25,000) and AFG Common Stock Fund ($10,000). That would amount to $8,750 (25% of $35,000) being available to direct to the other investment funds. If you chose not to diversify the entire 25% in the first year, you could still choose to do so until the fourth year. In the fifth year, you could diversify an additional 25% (or another $8,750) from those two funds for a total of 50% diversification. Please note this example does not reflect additional amounts that may be diversified each year because of earnings from the funds.

       E.     Changes in Investments

       You may change the investment of future contributions and/or transfer prior contributions among Investment Funds by calling AFG In-Touch. The change in investment decision becomes effective as soon as practicable after such notice is given. You may change the investment of future contributions as of any day of the calendar quarter. You may only elect to transfer prior contributions already invested once each calendar quarter. Except as previously noted, you may not transfer assets allocated to your Retirement Account and Matching Account (See the Section above on Diversification).

       F.     Management of the Funds

       The Trustee, the Plan Administrator and any Investment Managers appointed by the Plan Administrator manage the investment funds for the sole and exclusive benefit of you and all the participants. Neither the Company nor any other Employer has any right, title or interest in contributions to the Plan, although any excess or other contributions made by a mistake of fact by an Employer may be returned to the Employer. Each investment fund may be charged any fees, commissions or other expenses associated with the investment transactions of the investment fund. No charges are incurred if and when securities are purchased from the Company for the AFG Common Stock Fund and the AFG Retirement Fund. The Plan Administrator may, in its discretion, change any investment fund at any time.

       The Plan Administrator may, in its discretion and at any time, change the investment guidelines for any investment fund, appoint or change any Investment Manager selected for a fund, or change any investment fund or any mutual fund. In addition, the Plan Administrator may restrict transfers to and from the AFG Common Stock Fund, the AFG Retirement Fund, or any fund consisting of a guaranteed investment contract.

VII.   VESTING UNDER THE PLAN

       Any amounts transferred from the Consolidated Plans that were fully vested before the consolidation will continue to be fully vested and nonforfeitable.

       You become vested in your retirement account and prior profit sharing account in accordance with the following schedule:
               Years of Service                     Vested Percentage

               Less than 5 years                              0%
               5 years or more                              100%

       You become vested in your matching account in accordance with the following schedule:

               Years of Service                     Vested Percentage

               1 year but less than 2 years           25%
               2 years but less than 3 years          50%
               3 years but less than 4 years          75%
               4 years or more                       100%

       You  become  automatically vested in the full value of your retirement
account,  matching  account  and  prior  profit  sharing  account  upon   the
occurrence of any of the following:

               - attainment of age 60 (the normal retirement age under the AFG RASP);

               -      total disability or death while an active employee;

               - complete discontinuation of Employers' contributions to or termination of the AFG RASP; or

               - attainment of age 55 with 5 years of service (early retirement age) if you were a participant in the Staff RASP or the Group RASP on or before January 1, 1997 (you will be fully vested in your retirement account and matching account).

       Notwithstanding the above, if you were a participant in the Leader Plan as of December 31, 1996, you will always be fully vested in your retirement account, matching account and prior profit sharing account. If your prior profit sharing account was transferred from the Group RASP, it will always be fully vested.

       If you were an employee of American Premier as of December 31, 1996 who would have become a participant in the Staff RASP or the Republic Plan which was merged into the APU ESORP, you will become vested in your retirement account in accordance with the following schedule:

               Years of Service                     Vested Percentage

               Less than 3 years                          0%
               3 years but less than 4 years             20%
               4 years but less than 5 years             40%
               5 years or more                          100%

       Service  is  determined  from your date of  hire.   You  will  receive
credit for a year of service for each 12 consecutive month period you work.

       Please   note  that  you  are  always   fully  vested   and   have   a
nonforfeitable interest in the full value of the following accounts:

       -       401(k) savings account (your pre-tax contribution);

       -       after-tax account;

       -       retirement rollover account; and

       -       rollover account.

VIII.  DISTRIBUTIONS WHILE STILL EMPLOYED

       A.     In-service Withdrawals

       General.   You  may only request one in-service withdrawal  every  six months during any calendar year and such withdrawals must come from the accounts in the order set out below.

       Regular Withdrawal. By calling AFG In-Touch, you may request, for any reason, an in-service withdrawal in cash from your after-tax account (if any) and your rollover account. In addition, if you were a participant of the Staff RASP or the Group RASP, you can withdraw from your vested matching account from the prior plan, excluding contributions made in the last 24 months.

       Age 59 1/2 Withdrawal. By calling AFG In-Touch, if you are age 59 1/2, you may request an in-service withdrawal of the amount available under a regular withdrawal plus the value in your 401(k) account. In addition, if you were a participant of the Staff RASP or the Group RASP, you can withdraw the remaining vested balance in your matching account from the prior plan. If you were a participant in the Leader Plan, you can also withdraw the vested balance in your matching account from the prior plan. An age 59 1/2 withdrawal can be paid in cash or AFG Common Stock (to the extent invested in the AFG Common Stock Fund), as you elect.

Amounts withdrawn are subject to income tax and may be subject to an additional excise tax if you are not age 59 1/2.

       B.     Loans From Plan

       You, or an employee who has made a rollover contribution, may, with the approval of the Plan Administrator, borrow amounts (not less than $1,000) from any of your accounts except your retirement account, prior profit sharing account, and retirement rollover account. The Plan Administrator may require that a request for a loan be submitted within a certain time period prior to such date. Each loan will be made as soon as administratively possible after such request. You may not have any more than two outstanding loans at any time (however, all existing loans will be transferred from the Consolidated Plans to the AFG RASP regardless of the number).

       Loans are made in accordance with the participant loan program, as set forth in a separate written document which identifies the person(s) authorized to administer the program and specifies the procedure for loan applications, the basis on which loans are approved or denied, limitations on the types and amount of loans, the procedure for determining a reasonable rate of interest, the types of collateral which may secure a loan and the events constituting a loan default. A copy of the loan package may be obtained by calling AFG In-Touch. The loan program may be modified or amended from time to time, and the Plan Administrator may establish other rules relating to loans. Each loan, however, is subject to the following principal conditions:

       1. The term of the loan may not exceed 54 months (120 months in the case of a loan used for the purchase or construction of your principal residence) and shall be due and payable upon your termination of employment;

       2.     The loan must bear a reasonable rate of interest;

       3. The loan must be evidenced by a promissory note and secured by your account;

       4. Loans must be repaid in level payments over the term of the loan, and made only through payroll withholding; however, the Plan Administrator may allow prepayment of the entire balance by other means;

       5. If a loan is secured by your account that is subject to a qualified joint and survivor annuity form of benefit, you and your spouse (if any) must consent to the loan and the amount of security; and

       6.     The maximum amount of the loan is the lesser of:

               a. $50,000 reduced by the highest outstanding loan balance in the preceding twelve-month period;
               b. 50% of the total value of the 401(k), matching, rollover, after-tax, retirement rollover and Staff RASP profit-sharing accounts; or

               c. the value of the after-tax, rollover, 401(k) and vested matching accounts.

7. Loans may not be used to purchase securities or to maintain, reduce or retire another debt originally used to purchase securities.

To the extent that your loan is unpaid at the time of distribution from your accounts, the unpaid loan amount will not be part of the distributed amount, but will be taxed to you as if it had been distributed.

       C.     Hardship Withdrawals

       Under certain limited circumstances and with the approval of the Plan Administrator, you may withdraw amounts from your after-tax account, rollover account (but not your retirement rollover account), 401(k) savings account (but not the income earned on 401(k) savings after December 31, 1988) and the vested portion of your matching account, less the outstanding balance of all loans made to you. To assure that savings will be used for long-term needs, such as retirement, and to conform to federal law, the Plan limits the availability of these withdrawals.

       Hardship withdrawals may only be made (a) in the event of an immediate and heavy financial need and (b) if the withdrawal is necessary to satisfy that need because the expenses cannot be paid for out of liquid assets or current cash flow or otherwise reasonably financed. An immediate and heavy financial need is limited (under IRS regulations) to the following situations:

               -      purchase of your primary residence;

               - post-secondary education for a person in your immediate family for the next 12 month period;

               - expenses previously incurred by you, your spouse or any dependents because of medical expenses or necessary for those persons to obtain medical care; and

               - funds needed to prevent eviction from or foreclosure on your primary residence.

       Your request for a hardship withdrawal will be deemed necessary to satisfy the financial need if all of the following requirements are met:

               -       the withdrawal does not exceed the amount necessary to
               satisfy   the   need  (including  anticipated  federal   taxes
               resulting from the distribution); and

               - you have obtained all other available distributions and nontaxable loans under the AFG RASP.

       In addition, the following restrictions will be applied after your hardship withdrawal if any portion of the withdrawal is paid from your 401(k) savings account:

               - your 401(k) savings will be suspended for 12 months after receipt of the withdrawal; and

               - your 401(k) savings in the Plan Year following the year of the hardship withdrawal may not exceed the difference between the maximum amount that may be deferred for that plan year and the amount of your 401(k) savings in the year of the withdrawal.

       The Plan Administrator reviews each withdrawal request and decides if it meets these requirements. Hardship withdrawals are subject to income tax and may also be subject to an additional 10% penalty tax if the distribution occurs before age 59 1/2. No hardship withdrawal may be less than $1,000 or exceed the balance of your after-tax account, rollover account, vested matching account and 401(k) savings account.

       D.     Assignment of Benefits

       Your interest in the AFG RASP may not be sold, transferred, assigned, pledged, garnished or encumbered in any way, and any attempt to do so is void, except in the case of a court order granted under certain domestic relations laws and participant loans (see section above on Loans from Plan).

IX.    DISTRIBUTIONS AFTER EMPLOYMENT ENDS

       A.     Distributions    Upon   Retirement,   Death,   Disability    or
               Termination of Employment

       Upon your retirement or after age 60 (or, if you were a participant in the Staff RASP or the Group RASP on or before

January 1, 1997, age 55 with 5 years of service) or your total disability or death, the full value of all of your accounts is distributed to you upon your request, or to your beneficiary in the case of your death. If your employment terminates for any other reason, you may receive the full value of your 401(k) savings, after-tax contributions, retirement rollover and rollover contributions accounts (if any) plus the vested portion of your retirement account, matching account and prior profit sharing account.

       B.     Commencement of Distributions

       Generally, distributions from your 401(k) savings, matching, after-tax, prior profit sharing, retirement rollover and rollover accounts will begin as soon as practicable after your termination of employment. However, distributions from your retirement account (except amounts if you were a participant from the Republic portion of the APU ESORP) may only be made after you have had five consecutive one-year periods of severance. A one-year period of severance occurs when you are not employed for a 12-consecutive month period. You may elect to defer distribution no later than your 65th birthday.

       C.     Forms of Distributions

       Distributions from the AFG RASP are paid as follows:

               -      401(k) savings account, matching account
                      (before   January  1,  1997),  prior   profit   sharing
                      account,  rollover  account,  after-tax  account,   and
                      retirement rollover account will be paid in either:

                         -    a single lump sum in cash
                              or in AFG Common Stock to the extent invested in the AFG Common Stock Fund; or

               -      by  a  direct rollover to an individual
                      retirement account or annuity (an "IRA") or to another qualified plan that accepts rollovers.

               - Retirement account and matching account (amounts after January 1, 1997), will be paid in:

               -      the  form of AFG Common Stock,  to  the
                      extent  invested  in  the AFG Retirement  Fund  or  AFG
                      Common Stock Fund (except a participant from the APU ESORP may elect a distribution from those accounts for amounts prior to January 1, 1997 in a single lump sum in cash); or

               -     by   a   direct  rollover  to  an   individual
                     retirement account or annuity (an "IRA") or to another qualified plan that accepts rollovers.

       In addition, if you were a participant in the Staff RASP, the Group RASP (excluding the participants from Republic) or the Leader Plan (prior to July 1, 1988) you may elect to receive distribution of your accounts transferred from such plans as follows:

               - If you are married on the date your benefits are to commence, you may elect distribution of your benefits in the form of a qualified joint and survivor annuity and if you are not married, you may elect distribution in the form of a single life annuity option.

               A qualified joint and survivor annuity provides payments to you for life and, after your death, provides payments to your surviving spouse for life. For this purpose, your spouse is entitled to benefits only if he or she is your spouse when benefits began; if you remarry subsequent to the time when benefits begin, your new spouse is not covered. The amount of each annuity payment to your surviving spouse is 50% of the amount of each annuity payment during the joint lives of you and your spouse.

               If you elect a qualified joint and survivor annuity but then change your mind, you may waive the qualified joint and survivor annuity during a 90-day election period ending on the date your benefit payments commence. During the election period, you may revoke a waiver. A waiver will not be effective unless your spouse gives notarized consent in accordance with the plan requirements, or you establish that you are not married. If you are married and wish to take a single life annuity contract, you will be required to follow this waiver procedure.

               If you die before the distribution of your benefits, your spouse may receive a qualified preretirement survivor annuity. This type of annuity provides payments for the remainder of your spouse's life.

               - If you were such a participant, you may elect distribution in the form of a single life annuity option, a joint and survivor annuity option or installment method (either 60, 120 or 240 months); provided, however, no benefits will be payable over a period exceeding the life of your beneficiary.

       If you are a participant for whom a retirement rollover account was established, you may elect to have all or a part of your accounts transferred from the Group RASP and the Staff RASP (in multiples of 10%) and transferred to and paid from the American Premier Underwriters, Inc. Retirement Income Guarantee Plan in accordance with the terms of that plan (if the plan accepts such a transfer).

       Finally, if you were a participant in the Leader Plan or the Transport Plan, you also may elect to receive distribution of your accounts under that plan as of December 31, 1996, in the form of substantially equal annual, quarterly or monthly installments over a period not to exceed your (or your beneficiary's) life expectancy. If you were a participant in the Transport Plan, the period also may be over a period not to exceed the joint life expectancy of you and your spouse.

       D.     Valuation of Accounts for Distribution

       For purposes of any distribution from the AFG RASP, your accounts are valued as of the most recent Valuation Date (each business day of the Plan
Year) coinciding with or preceding the payment.

       E.     Procedure for Designating a Beneficiary

       Your  surviving spouse will automatically be your beneficiary   unless
your spouse consents in writing to the designation of another beneficiary or beneficiaries. Such written approval must be witnessed by a notary public.

       If you are not married or if you are married and you have received spousal consent, you may designate, on a form provided by the Plan Administrator, the beneficiary or beneficiaries to receive your interest in the AFG RASP in the event of your death. The beneficiary or beneficiaries may be changed by you during your lifetime. If you are unmarried and you fail to designate a beneficiary, or if all your designated beneficiaries predecease or die simultaneously with you, distribution will be made to your estate. You can obtain designation of beneficiary forms by calling AFG In-Touch.

X.     FORFEITURES AND REINSTATEMENT

       If your employment terminates and you are not (and do not become) fully vested in the value of your accounts, you will be entitled to receive a distribution of the vested portion of your accounts (subject to the provisions described in the Section above in Distributions After Employment
Ends) and the remainder will be treated as a forfeiture. If you forfeit a portion of your accounts and are later reemployed by an Employer, or any nonparticipating subsidiary of the Company, prior to incurring five consecu tive one-year periods of severance, the portion forfeited will be restored if you repay to the AFG RASP the full amount of the distribution.

XI.    SPECIAL RULES FOR SECTION 16 PARTICIPANTS

       If  you  are  a  participant who is subject  to  the  requirements  of
Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as a result of your relationship with the Company ("Section 16 participants") you are restricted as described below:

       Rules promulgated under Section 16 establish exemptions from the short-swing profit recovery provision described above. Under one of these exemptions, Section 16 participants may generally acquire or dispose of an issuer's equity securities under company-sponsored "tax-conditioned plans." The AFG RASP qualifies as a tax-conditioned plan. Accordingly, Section 16 participants may generally acquire or dispose of Company Common Stock under the AFG RASP to the same extent as participants who are not under Section 16. However, Section 16 participants are restricted in their ability to conduct what are known as "discretionary transactions." Discretionary transactions are transactions by Section 16 participants under an employee benefit plan involving voluntary fund switches or voluntary cash withdrawals relating to an issuer equity securities fund. For a discretionary transaction to be exempt from Section 16 liability, it must be effected by an election made at least six-months following the date of the Section 16 participant's most-recent "opposite-way" election under any plan of the Company. "Same-way" elections, however, are not subject to this six-month condition, nor are non-plan elections taken into consideration.

       With respect to the Plan, Section 16(b) of the Exchange Act generally provides that if a Section 16 participant makes any purchase and sale, or sale and purchase, of shares for his or her AFG Common Stock Fund and/or his or her AFG Retirement Fund within a six month period, all profit resulting from the transactions must be turned over to the Company. Although the acquisition of shares from the AFG Common Stock Fund and/or the AFG Retirement Fund pursuant to the AFG RASP and the distribution of any of those shares to a Section 16 participant are exempt from Section 16(b), the subsequent sale of the shares will constitute a "sale" for purposes of that Section.

XII.   COSTS OF THE PLAN

       The  costs  associated  with operating the   AFG  RASP  are  allocated
proportionately to and paid out of each of the investment funds, unless the Company elects to pay these expenses.

XIII.  TAX EFFECTS

       A.     Contributions

       For purposes of calculating federal income taxes, you may exclude from your taxable income the 401(k) savings made by you in the year in which such contributions are made. Employer contributions and earnings allocated to your accounts will have no effect on your federal tax liability until you receive a distribution from the AFG RASP.

       All your 401(k) savings, retirement contributions, and matching contributions to the Plan are deductible by the Employer up to the limitations of the Federal tax laws. As previously mentioned, the AFG RASP is designed to qualify as a contributory profit sharing plan under Sections 401(a) and 401(k) of the Code.

       B.     Distributions

       Upon distribution from the Plan, if you have participated in the AFG RASP for five years or more and attained age 59 1/2, you may elect to have the distribution of the entire amount in the AFG RASP taxed under a special five-year averaging method. If you meet the five-year participation requirement and attained age 50 before January 1, 1986, you may elect to have the distribution of the entire amount in the Plan taxed under a special five-year averaging method or under a special ten-year averaging method (using 1986 tax rates). These averaging methods afford special tax treatment and reduce your income taxes by treating all or part of the distribution as if it had been received over a five-year or ten-year period. These averaging methods may be used only once. These rules will not be effective for tax years beginning after December 31, 1999. However, the prior transition rules for certain individuals are still in effect if you attained age 50 before January 1, 1986.

       You may transfer all or part of the distribution from the AFG RASP to another qualified plan or to an individual retirement account or annuity
("IRA")  within  60  calendar days after you receive the  distribution.   The
transferred portion of the
distribution is then not taxable until it is distributed from the IRA or qualified plan. However, if you roll a distribution over into an IRA, as opposed to another qualified plan, you will not be eligible to qualify for the special five-year (or ten-year, if applicable) averaging method when withdrawing your benefits from the IRA at a later date.

       If you do not elect the special five-year or ten-year averaging method and do not rollover all of the distribution of your entire amount in the AFG RASP, the amount distributed to you will be subject to ordinary income tax. In addition, the distribution may be subject to an additional 10% tax, if it was not made as a result of (i) death, (ii) disability, (iii) separation of service after age 55 or (iv) an in-service distribution after age 59 1/2.

       C.     Individual Retirement Account Deductions

       As a result of the Tax Reform Act of 1986, if you are an "eligible participant" in the AFG RASP, you cannot make a full $2,000 deductible contribution to an IRA unless your adjusted gross income is $25,000 or less if you are single, or $40,000 or less if you are married. Allowable IRA contributions are phased out for a single participant with adjusted gross income between $25,000 and $35,000 and for a married participant with adjusted gross income between $40,000 and $50,000. To the extent you cannot make a deductible IRA contribution, you may make a nondeductible IRA contribution, the earnings on which will be tax-deferred.

XIV.   PROCEDURE FOR MAKING A CLAIM FOR BENEFITS

       In order to present a complaint regarding the nonpayment of a RASP benefit or a portion thereof, you or your beneficiary must file such claim by mailing or delivering a written statement to the Plan Administrator. Upon receipt of the claim, you will receive a written acknowledgment.

       If a claim for benefits is denied, either in whole or in part, you or your beneficiary must be furnished a written notice of the denial together with an explanation of the specific reason or reasons why the claim was denied and the steps which can be taken to perfect the claim. This notice must be given within a reasonable time not to exceed 90 days, unless special circumstances require an extension.

       You or your beneficiary, may request a review of the denied claim within 60 days of receipt of the written notice that the claim was denied by making written application for review to the Plan Administrator. If you do not receive a written denial within 60 days, you may consider this a denial and proceed with this process. You may also review the pertinent documents and submit comments in writing as well as be represented by counsel at the participant's expense.

       A decision must, in turn, be made by the Plan Administrator within 60 days after receipt of the request for review, unless special circumstances exist, but in no event later than 120 days after receipt of the request. The decision must be set forth in writing and include reasons and references to those Plan provisions on which it is based.

XV.    NOTICES AND CORRESPONDENCE

       You should direct all requests for forms and information to AFG In-Touch at 1-800-458-2387. All notices and other correspondence to the Plan Administrator should be sent to the attention of the Administrative Plan Committee, American Financial Group, Inc., One East Fourth Street, Cincinnati, Ohio 45202; telephone (513) 579-2121.

XVI.   AMENDMENT AND TERMINATION OF PLAN

       Although the AFG RASP has no termination date and may continue indefinitely, the AFG RASP may be amended, modified or terminated at any time by a written amendment of the Board of Directors of the Company and signed by an officer of the Company. Any amendment, modification or termination may be done without the consent of any other Employer. Further, with the consent of the Company, any Employer may withdraw from the AFG RASP. No amendment to the AFG RASP, however, may operate directly or indirectly to give any Employer any interest in the assets of the

AFG RASP, to permit those assets to be used for purposes other than the exclusive benefit of you and the other participants or to deprive you or any other participant of your vested interest in the AFG RASP at that time.

       If the AFG RASP is terminated, all of your accounts will become fully vested. The Company may direct either (i) that benefits be distributed in one lump sum payment after the Internal Revenue Service determines that the termination does not adversely affect the AFG RASP's qualification or (ii) that the trust continue and benefits be distributed at the same time and in the same manner as if the AFG RASP had not terminated (but without any additional contributions).

       If an Employer is dissolved, liquidated or adjudged bankrupt, the AFG RASP will automatically terminate with respect to that Employer. The AFG RASP will also terminate upon the merger, consolidation or reorganization of an Employer or the sale of substantially all of its assets, unless the successor or purchasing entity, whichever is the case, agrees to be substituted for the Employer and to assume all of the Employer's obligations under the AFG RASP.

XVII.  TOP HEAVY RULES

       Federal tax laws require that, in the event the Plan should become "top heavy" (which occurs if the sum of the account balances of key employees for any Plan Year exceeds 60% of all account balances), 100% vesting must occur after three years of service and a minimum contribution must be made to the AFG RASP equal to the lesser of 3% of compensation or the highest percentage contributed for key employees. The rules are very complex. It is unlikely the Plan will become top heavy, but if it does, AFG will let you know.

XVIII.  ESOP PROVISIONS

       The terms of the AFG RASP permit the RASP to borrow funds on behalf of the AFG RASP (referred to as an ESOP if borrowing is done) for the exclusive benefit of you and other participants. In the event the AFG RASP makes any such loans (called "ESOP

Loans"), certain provisions of the RASP will become effective for your benefit. These special rules include a requirement that the assets of the AFG RASP be invested primarily in Employer equity securities (that is, the AFG Retirement Fund described above in the Section called Investment of Contribution) and other requirements regarding distributions and investments. More information about this is available in the Plan Document.

XIX.   RIGHTS UNDER ERISA

       The terms of the AFG RASP are designed to comply with ERISA. The AFG RASP is subject to many of the provisions of Title I and II of ERISA, including those dealing with reporting, disclosure, participation, vesting and fiduciary responsibilities. As a "defined contribution" "individual account" plan, the AFG RASP is not subject to the minimum funding provisions of Title I and Title II of ERISA or the plan termination insurance provisions of Title IV of ERISA. Therefore, the benefits under the AFG RASP are not insured by the Pension Benefit Guaranty Corporation.

       Neither the Company, its officers, employees or members of the Board of Directors, nor the Trustee or any other Plan fiduciary, may guarantee in any manner the payment of benefits under the AFG RASP, or warrant or represent that the market value of any securities held in the investment funds under the AFG RASP will increase or will not decrease.

       You and the other participants in the Plan are entitled to certain rights and protections under ERISA. ERISA provides that all participants are entitled to:

       (a) Examine, without charge, at the Plan Administrator's office and at other specified locations, all Plan Documents, including copies of all documents filed by the Plan with the
               U. S. Department of Labor, such as detailed annual reports and Plan descriptions.

       (b) Obtain copies of all Plan Documents and other Plan information on written request to the Plan Administrator. The Plan Administrator may make a reasonable charge for copies.

       (c)    Receive  a summary of the Plan's annual financial report.   The
               Plan   Administrator  is  required  by  law  to  furnish  each
               participant with a copy of this summary annual report.

       (d) Obtain a statement once a year setting forth the value of the participant's accounts under the Plan and whether the participant is vested in any portion of Employer matching contributions.

       In addition to creating rights for Plan participants, ERISA imposes duties on those people who are responsible for the operation of the Plan.
Those who operate the Plan, called "fiduciaries," have a duty to do so prudently and in the interest of Plan participants and beneficiaries.

       No one may prevent a participant from obtaining a benefit or exercising a right under ERISA by firing or otherwise discriminating against a participant in any manner.

       If a claim for a benefit is denied, in whole or in part, you must receive a written explanation of the reason for the denial. In addition, you have the right to have the Plan Administrator review and reconsider a claim.

       Under ERISA, there are steps a participant may take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $100 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. A participant who has a claim for benefits denied or ignored, in whole or in part, may file suit in a state or federal court. You may seek assistance from the U. S. Department of Labor or may file suit in a federal court if you are discriminated against or if it should happen that Plan fiduciaries misuse the Plan's money.

       The court will decide who should pay court costs and legal fees in such a proceeding. If you are successful, the court may order the person sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds the claim to be frivolous.

       A participant who has questions about the Plan should contact the Plan Administrator. A participant who has questions about this statement or about rights under ERISA should contact the nearest area office of the U. S. Department of Labor-Management Services Administration, Department of Labor.

XX.    RESTRICTIONS ON RESALE OF AFG STOCK

       If you are a participant who is an "affiliate" of the Company, shares of the Company's Common Stock or any other securities of AFG or a subsidiary of AFG received from the RASP may not be resold unless you comply with Commission Rule 144 or otherwise comply with the Securities Act of 1933. An affiliate is generally described as a person who, directly or indirectly, possesses the power to direct the policies and management of the Company, whether through the ownership of stock, by contract or otherwise. Directors and Executive Officers of AFG and principal AFG shareholders are affiliates.


XXI.   INCORPORATION OF DOCUMENTS BY REFERENCE

       The following documents filed with the Commission are incorporated by reference herein:

       (a) The Company's Annual Reports for the year ended December 31, 1995 filed on Form 10-K, as amended;

       (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since January 1, 1996; and

       (c) The descriptions of the securities offered hereby contained in the following documents, as they may have been amended from time to time, filed by the Company:

               (i) Common Stock -- Registration Statement on Form 8-B filed on April 17, 1995 under the Exchange Act.

       In addition, all documents subsequently filed by the Company and the AFG RASP pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

       The Company will provide you without charge, a copy of any document (not including exhibits) incorporated by reference as well as a copy of any other document required to be delivered pursuant to Rule 428(b) of the
Securities Act of 1933, as amended (including the Company's Annual Report, proxy statements and all other reports and communications distributed to the Company's security holders generally) or any Form 11-K filed by any of the Consolidated Plans. A request, which may be oral or written, for such documents should be addressed to the Company at the address and telephone number given on the cover of this document.

                              TABLE OF CONTENTS
                                                              Page

I.        GENERAL INFORMATION                                  1

II.       ADMINISTRATION                                       1

III.      ELIGIBILITY REQUIREMENTS                             3

IV.       ENROLLMENT AND PARTICIPATION IN THE PLAN             4

V.        CONTRIBUTIONS AND ACCOUNTS                           5

VI.       INVESTMENT OF CONTRIBUTIONS                          8

VIII.     DISTRIBUTIONS WHILE STILL EMPLOYED                  15

IX.       DISTRIBUTIONS AFTER EMPLOYMENT ENDS                 19

X.        FORFEITURES AND REINSTATEMENT                       22

XI.       SPECIAL RULES FOR SECTION 16 PARTICIPANTS           22

XII.      COSTS OF THE PLAN                                   23

XIII.     TAX EFFECTS                                         23

XIV.      PROCEDURE FOR MAKING A CLAIM FOR BENEFITS           24

XV.       NOTICES AND CORRESPONDENCE                          25

XVI.      AMENDMENT AND TERMINATION OF PLAN                   25

XVII.     TOP HEAVY  RULES                                    25

XVIII.    ESOP PROVISIONS                                     26

XIX.      RIGHTS UNDER ERISA                                  26

XX.       RESTRICTIONS ON RESALE OF AFG STOCK                 27

XXI.      INCORPORATION OF DOCUMENTS BY REFERENCE             28

EXHIBIT 5


                              October 28, 1996


Direct Dial:  (513) 579-2540

American Financial Group, Inc.
One East Fourth Street
Cincinnati, Ohio  45202

Dear Sir or Madam:

       I have acted as counsel to American Financial Group, Inc., an Ohio corporation (the "Company") in connection with the preparation of a Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to the issuance and sale of up to 500,000 shares of Common Stock, $1.00 par value, of the Company pursuant to the American Financial Group Retirement and Savings Plan (the "Plan").

       In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents as I have deemed necessary or appropriate as a basis for the opinions set forth below including (i) the Registration Statement, (ii) the Restated and Amended Articles of Incorporation and Code of Regulations of the Company, each as amended to the date hereof, and (iii) resolutions of the Board of Directors of the Company relating to the approval of the Plan, issuance of shares of Common Stock pursuant to the Plan and the filing of the Registration Statement.

       Based upon and subject to the foregoing, I am of the opinion that, when (i) the Registration Statement has become effective under the Securities Act of 1933 and (ii) the shares of Common Stock, when issued as contemplated by the Plan, will constitute duly issued, fully paid and non-assessable shares of Common Stock of the Company.

        I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                       Very truly yours,

                                       Karl J. Grafe
                                       ----------------------------
                                       Karl J. Grafe
                                        Assistant General Counsel and
                                         Assistant Secretary

EXHIBIT 23.2



                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to the American Financial Group Savings and Retirement Plan for the registration of 500,000 shares of its common stock of our report dated March 15, 1996, with respect to the consolidated financial statements and schedules of American Financial Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.






                                                    ERNST & YOUNG LLP


Cincinnati, Ohio
October 28, 1996

EXHIBIT 23.3



                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of American Financial Group, Inc., for the registration of 500,000 shares of its common stock of (a) the report of Deloitte & Touche LLP dated February 15, 1995 (March 23, 1995 with respect to the acquisition of American Financial Corporation as discussed in Note 2 to the financial statements) relating to the consolidated financial statements of American Premier Underwriters, Inc. and (b) the report of Deloitte & Touche dated February 18, 1994 relating to the consolidated financial statements of General Cable Corporation, both appearing in the American Financial Corporation Annual Report on Form 10-K for the year ended December 31, 1994.






                                                    DELOITTE & TOUCHE LLP


Cincinnati, Ohio
October 28, 1996





























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